Exhibit 4.6
                                                                  -----------


            [FORM OF 8-3/8% SERIES B SENIOR NOTES DUE 2005]

                            [FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE.


                         NINE WEST GROUP INC.

                 8-3/8% Series B Senior Note due 2005

                                            CUSIP _________

No. _______                                 $_________________

         NINE WEST GROUP INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of ____________________________________ Dollars ($___________), on
August 15, 2005.

       Interest Rate:                 8-3/8% per annum.
       Interest Payment Dates:        February 15 and August 15 of each year
                                      commencing February 15, 1998.
       Regular Record Dates:          February 1 and August 1 of each year.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date: ____________________               NINE WEST GROUP INC.


                                         By: _______________________________
                                             Title:



           (Form of Trustee's Certificate of Authentication)



This is one of the 8-3/8% Series B Senior Notes due 2005 referred to in the within-mentioned Indenture.


                                        THE BANK OF NEW YORK, as Trustee


          Dated: __________             By: ____________________________
                                            Authorized Signatory





                        [REVERSE SIDE OF NOTE]

                         NINE WEST GROUP INC.

                 8-3/8% Series B Senior Note due 2005



1. Principal and Interest.

        The Company will pay the principal of this Note on August 15, 2005.

        The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 8-3/8% per annum except that interest accrued on the Note surrendered in exchange herefor pursuant to the fourth paragraph of Section 1 thereof for periods prior to the consummation of the Exchange Offer will accrue at the rate or rates borne by the Notes from time to time during such periods.

        Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 15, 1998.

        Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange herefor or, if no interest has been paid, from July 9, 1997; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2. Method of Payment.

        The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each February 15 and August 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on the February 1 and August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after August 15, 2005.

        The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by its check payable in such money. The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder's registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


3. Paying Agent and Registrar.

        Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.


4. Indenture; Limitations.

        The Company issued the Notes under an Indenture dated as of July 9, 1997 (the "Indenture"), among the Company and Nine West Development Corporation, Nine West Distribution Corporation, Nine West Footwear Corporation and Nine West Manufacturing Corporation, as guarantors (the "Guarantors"), and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

        The Notes are unsecured senior obligations of the Company. The Indenture limits the aggregate principal amount of the Notes to $200,000,000.


5. Redemption.

        The Notes will not be redeemable at the option of the Company prior to their Stated Maturity.


6. Repurchase upon a Change in Control and Asset Sales.

        Upon the occurrence of (a) a Change of Control, the Company is obligated to make an offer to purchase all outstanding Notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.


7. Denominations; Transfer; Exchange.

        The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.


8. Persons Deemed Owners.

        A Holder may be treated as the owner of a Note for all purposes.


9. Unclaimed Money.

        If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


10.     Discharge Prior to Maturity.

        If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes
(a) to maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.


11.     Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.


12.     Restrictive Covenants.

        The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of Capital Stock of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens;
(vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) disposition of proceeds of Asset Sales; (viii) dividend and other payment restrictions affecting Restricted Subsidiaries; (ix) merger and certain transfers of assets; and (x) limitation on Unrestricted Subsidiaries. Within 120 days after the end of each fiscal year and within 50 days after each fiscal quarter, the Company must report to the Trustee on compliance with such limitations. If no Default or Event of Default has occurred and is continuing, from and after the time the Notes are assigned Investment Grade Ratings, the Company will not be subject to certain covenants.


13.     Successor Persons.

        When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


14.     Remedies for Events of Default.

        If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.     Guarantees.

        The Company's obligations under the Notes are fully and irrevocably guaranteed by the Guarantors.

16.     Trustee Dealings with Company.

        The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.


17.     Authentication.

        This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.


18.     Abbreviations.

        Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Nine West Group Inc., 9 West Broad Street, Stamford, Connecticut 06902, Attention: Chief Financial Officer.



                       [FORM OF TRANSFER NOTICE]


        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________
attorney to transfer such Note on the books of the Company with full power of substitution in the premises.



                  OPTION OF HOLDER TO ELECT PURCHASE


        If you wish to have this Note purchased by the Company pursuant to
Section 1014 or Section 1015 of the Indenture, check the Box:  [     ].

        If you wish to have a portion of this Note purchased by the Company pursuant to Section 1014 or Section 1015 of the Indenture, state the amount (in original principal amount) below:


                     $_____________________.


Date:  ______________________

Your Signature:  _________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:  _________________________

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.